EXHIBIT 10.5

                                                             Ms Maureen McKnight
                                                           #409-1730 Pendrell St
                                                             Vancouver BC Canada
                                                                         V6G 3A3
                                                               Tel: 604-681-7642

August 22, 2005

Brant Little - Advisor
C/o Apolo Gold & Energy Inc
#1209-409 Granville St
Vancouver BC Canada V6C 1T2

Re:      Beowawe Property - Nevada

Further to various meetings and discussions related to the Beowawe Property in Nevada under option to Atna Resources Ltd of Vancouver, I wish to confirm the following:

1. This property is currently under option by Atna Resources Ltd who in turn have advised that its partner in the project, Prospector Consolidated Resources Inc have advised in writing that they were submitting a Quit-Claim Deed terminating their option to participate in the exploration of this property.

2. I have previously brought to your attention the opportunity pertaining to the property and advised you that I would expect a finders fee should you complete an agreement with Atna Resources Ltd.

3. I am advised further by you that you have entered into a Letter of Intent with Atna Resources Ltd wherein you can become a 55% partner by spending roughly $2,200,000 over a four year period. This Letter of Intent is subject to a 30 day testing period wherein you have the right to opt out if not satisfied.

4. As agreed with Apolo - I wish to receive a total of 1,000,000 freely tradable common shares of Apolo Gold & Energy Inc as a finder's fee for this introduction. I recognize that you have yet to sign a definitive Joint Venture Agreement and I also recognize that you are about to file an SB-2 statement re financing. Please include the 1,000,000 shares in your SB2, which I acknowledge will be cancelled should the Joint Venture Agreement not be executed and you terminate the Letter of Intent.

Please acknowledge the terms as outlined above.
                                                    Accepted As Presented

                                                     Apolo Gold & Energy Inc

/s/ Maureen McKnight                                 /s/ Robert Dinning
--------------------                                 ----------------------
Maureen McKnight                                     Authorized Signatory

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